Exhibit 99

Wright Investors’ Service Holdings, Inc. announces the Appointment of Marshall S. Geller to its Board of Directors

MOUNT KISCO, NY ― January 30, 2015 ― Wright Investors’ Service Holdings, Inc.  (OTC Markets: WISH) announced today that Marshall S. Geller has been appointed to its Board of Directors and Audit Committee effective January 14, 2015.  Mr. Geller was appointed to fill the vacancy created by the resignation of Scott Greenberg, who resigned for personal reasons.

Harvey P. Eisen, the Company’s Chief Executive Officer, said, “Marshall is an accomplished leader in corporate finance and the business world.   His public company and financial sector experience will be significant to the Board.  As the managing partner of a private equity fund and a director of other public companies, Marshall brings to the Board his expertise as an investor in and advisor to companies in various sectors.”

Marshall Geller is a Co-Founder and Managing Partner of St. Cloud Capital, LLC, a Los Angeles based private equity fund formed in December 2001. He has spent more than 45 years in corporate finance and investment banking, including 21 years as a Senior Managing Director of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East.  Mr. Geller has served as a director of GP Strategies Corporation since 2002 and currently serves as a director of COR Capital LLC.  He also serves on advisory boards to Banc of CA, Merriman Holdings, Inc. and UCLA Health Systems.   Mr. Geller is on the Board of Governors of Cedars-Sinai Medical Center, Los Angeles and also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles.  During the past five years, Mr. Geller has also been a director of Guidance Software, Inc., National Holdings Corporation and California Pizza Kitchen.
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Wright Investors’ Service Holdings, Inc. through its wholly-owned subsidiary Wright Investors’ Service, Inc., is an investment management and financial advisory firm that is known for its disciplined and quality focus.  For more than 50 years, Wright has used well-defined and sophisticated investment strategies to help institutions, plan sponsors, bank trust departments, trust companies and individual investors achieve their financial objectives through a sensible approach to managing assets that balances risk and return.  At the center of Wright’s investment process is the Wright Investment Committee.  The Committee consists of a select group of senior investment professionals who are supported by an experienced staff. Founded as a research organization in 1960, Wright develops and publishes investment research reports on over 35,000 companies worldwide along with its established investment commentaries on the economy and investment markets.

Forward-Look Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding Wright’s long-term growth prospects. Forward-looking information may be identified by such forward-looking terminology as “anticipate,” “believe,” “may,” “will,” and similar terms or variations of such terms.  These forward-looking statements involve significant risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Additional information on these and other risks, uncertainties and factors is included in Wright’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by Wright with the SEC. You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to, and do not plan to, update any such forward-looking statements, other than as required by law.

Contact:
Wright Investors’ Service Holdings, Inc.
Ira J. Sobotko
Vice President and Chief Financial Officer
914-242-5700